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                                                                     EXHIBIT 5.1

                                                           HAYNES AND BOONE, LLP



Landry's Restaurants, Inc.
1510 West Loop South
Houston, Texas 77027

December 21, 2001

Re: Landry's Restaurants, Inc. Shelf Registration of Common Stock, Preferred Stock, Warrants, and senior and subordinated debt securities with an aggregate offering price not to exceed $250,000,000, filed under Registration Statement No. ___________


Ladies and Gentlemen:

     We have acted as counsel to Landry's Restaurants, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (1) unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (2) shares of common stock, $.001 par value, of the Company (the "Common Stock"), (3) shares of preferred stock, of the Company (the "Preferred Stock") and (4) warrants for the purchase of Common Stock (the "Warrants" and, together with the Debt Securities, the Common Stock and the Preferred Stock, the "Securities").

     The aggregate initial offering price of the Securities to be offered and sold by Registrants, pursuant to a registration statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, will not exceed $250,000,000. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus (each a "Prospectus Supplement") contained in the Registration Statement.



                                                                                               Attorneys

                                            1000 Louisiana Street  Suite 4300  Houston, Texas 77002-5012

                            Telephone [713] 547.2000    Fax [713] 547.2600    http://www.haynesboone.com

AUSTIN   DALLAS   FORT WORTH   HOUSTON    RICHARDSON      SAN ANTONIO    WASHINGTON, D.C.    MEXICO CITY

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Landry's Restaurants, Inc. 2001                            HAYNES AND BOONE, LLP
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                        SCOPE OF EXAMINATION AND GENERAL
                         ASSUMPTIONS AND QUALIFICATIONS

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated to the date hereof, (2) the Registration Statement, (3) the organizational documents of each of the Company's Subsidiaries, together with all amendments thereto, if any, filed with the appropriate governmental authority; and (4) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law we considered appropriate.

     As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and warranties of the Company contained such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the Indentures and a warrant agreement ("Warrant Agreement") relating to the Warrant will each be duly authorized, executed and delivered by the parties thereto; (v) each person signing an Indenture and a Warrant
Agreement will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock, that the Company shall have such number of shares of Common Stock, as set forth in such offering or sale, authorized or created and available for issuance; (vii) upon the fixing of the designations, relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company in conformity with the Delaware General Corporation Law and the Certificate of Incorporation, as amended, of the Company and upon the approval by the Board of Directors of the Company of the specific terms of the issuance, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered against payment therefore for an amount in excess of the par value thereof, and, if issued upon the exercise or conversion of any Warrants or Debt Securities, issued and delivered as contemplated by the terms thereof and of any Warrant Agreement or the applicable Indenture, respectively,
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Landry's Restaurants, Inc. 2001                            HAYNES AND BOONE, LLP
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relating thereto, such shares will be validly issued, fully paid and non-
assessable; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (ix) any Securities issuable upon conversion, exchange or exercise of any Debt Securities or Warrant being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

     (i) When (a) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate or similar action to approve the issuance and terms of any such Debt Securities or Guarantee, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (d) any shares of Common Stock and/or Preferred Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

     (ii) When (a) the terms of any Warrant and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (b) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company,
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Landry's Restaurants, Inc. 2001                            HAYNES AND BOONE, LLP
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subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law.

     (iii) The Common Stock and/or the Preferred Stock when authorized and sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully-paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.



                                 Very truly yours,

                                 HAYNES AND BOONE, LLP